POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Brian R. Yoshida, Esq., Andrea R. Kozlowski, Esq., Marie King, Corporate Secretary, and Jessica A. Hartman, Shareholder Relations Administrator, and each of them severally, the undersigned's true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or affiliate of M&T Bank Corporation (the "Company"),
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company; and

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or reports including any amendment or amendments thereto, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney expressly provides that it revokes this Power of Attorney by referring to the date and subject hereof.

       Anything to the contrary herein notwithstanding, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorneys-in-fact and agents the authority to spend the undersigned's money or sell or dispose of the undersigned's property.

	CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the "principal", you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

	When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

	Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

	You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

	You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

	Your agent cannot make health care decisions for your. You may execute a "Health Care Proxy" to do this.

	The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

	If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of October, 2009.

	/s/ Drew J. Pfirrman
	Drew J. Pfirrman
	Senior Vice President and General Counsel

STATE OF NEW YORK)
  	         )  SS.:
COUNTY OF ERIE   )

On the 21st day of October, 2009, the undersigned, personally appeared DREW J. PFIRRMAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Andrea Ruta Kozlowski
Notary Public

        IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2)	avoid conflicts that would impair your ability to act in the principal's best interest;

(3)	keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record of all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal's Name).

	You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal, where there are no such instructions, in the principal's best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

	Liability of agent:

	The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 21st day of October, 2009.

I, Brian R. Yoshida, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

/s/ Brian R. Yoshida
Brian R. Yoshida

STATE OF NEW YORK)
  	         )  SS.:
COUNTY OF ERIE   )

On the 21st day of October, 2009, the undersigned, personally appeared BRIAN R. YOSHIDA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Andrea Ruta Kozlowski
Notary Public

I, Andrea R. Kozlowski, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

/s/ Andrea Ruta Kozlowski
Andrea R. Kozlowski

STATE OF NEW YORK)
  	         )  SS.:
COUNTY OF ERIE   )

On the 21st day of October, 2009, the undersigned, personally appeared ANDREA R. KOZLOWSKI, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Marie King
Notary Public

I, Marie King, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

/s/ Marie King
Marie King

STATE OF NEW YORK)
  	         )  SS.:
COUNTY OF ERIE   )

On the 21st day of October, 2009, the undersigned, personally appeared MARIE KING, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Andrea Ruta Kozlowski
Notary Public

I, Jessica A. Hartman, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities to the principal.

/s/ Jessica A. Hartman
Jessica A. Hartman

STATE OF NEW YORK)
  	         )  SS.:
COUNTY OF ERIE   )

On the 21st day of October, 2009, the undersigned, personally appeared JESSICA
A. HARTMAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Andrea Ruta Kozlowski
Notary Public